UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On June 25, 2015, the Board of Directors of Ingredion Incorporated (the “Company”) elected Jorge A. Uribe to be a director of the Company, effective July 1, 2015. It is anticipated that Mr. Uribe will be appointed to the Audit Committee of the Board of Directors.

There are no arrangements or understandings between Mr. Uribe and any other persons pursuant to which Mr. Uribe was selected as a director.

Mr. Uribe, age 58, has served as the Global Productivity and Organization Transformation Officer of The Procter & Gamble Company, the world’s largest maker of consumer packaged goods, since December 2012. Prior to that, Mr. Uribe spent more than 30 years with Procter & Gamble, where he most recently was Group President, Latin America and Global Club, Cash and Carry Channel from August 2011 until November 2012. He served as Procter & Gamble’s Group President, Latin America from August 2010 to July 2011 and as President, Latin America from July 2004 until July 2010. Prior to that Mr. Uribe was the Marketing and Sales Vice President for Latin America for three years and Vice President for Venezuela and the Andean Region for the previous two and one-half years. Before that he held a number of positions of increasing responsibility in Switzerland, Cyprus, Malaysia, United Arab Emirates & Gulf Countries, Saudi Arabia and Colombia. Mr. Uribe is a director of Grupo Argos, a holding company in Colombia holding interests in concrete, electricity generation and transmission, coal extraction, infrastructure and real estate, and Carvajal S.A., a manufacturer of school text books, office equipment and paper products. Mr. Uribe is a director of United Way Worldwide, a not-for-profit, charitable organization. He holds a Bachelor degree in management engineering from Universidad Nacional de Colombia: Sede Medellin and a Masters of Business Administration degree from Xavier University.

Mr. Uribe’s experience includes more than 30 years of operating and general management experience and sales and marketing experience, including multi-regional and multi-country responsibility for international operations while living and working outside the U.S.

Mr. Uribe will receive compensation consistent with that provided to all non-employee directors, as described in the discussion under the heading Director Compensation on pages 21 through 23 of the Company’s Proxy Statement dated April 7, 2015. The Company will enter into a standard indemnification agreement with Mr. Uribe.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was, is or is to be a participant and in which Mr. Uribe or any member of his immediate family had, has or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: June 29, 2015	By:	/s/ Christine M. Castellano
Christine M. Castellano
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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